KPMG

                     CAPITAL MARKETS ASSURANCE CORPORATION

                             FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 and 1994

                  (With Independent Auditors' Report Thereon)

[LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]



                         Independent Auditors' Report
                         ----------------------------



The Board of Directors
Capital Markets Assurance Corporation:


We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.




                                        /s/ KPMG Peat Marwick LLP


New York, New York
January 29, 1997

                      Capital Markets Assurance Corporation
                                 Balance Sheets
                  (Dollars in thousands, except per share data)

                                     ASSETS
                                     ------
                                                                            December 31    December 31
                                                                                   1996           1995
------------------------------------------------------------------------------------------------------
Investments:

Bonds at fair value (amortized cost $294,861 at December 31,
1996 and $210,651 at December 31, 1995)                                   $     297,893        215,706
Short-term investments (at amortized cost which approximates
fair value)                                                                      16,810         68,646
------------------------------------------------------------------------------------------------------
   Total investments                                                            314,703        284,352
------------------------------------------------------------------------------------------------------
Cash                                                                                371            344
Accrued investment income                                                         3,807          3,136
Deferred acquisition costs                                                       45,380         35,162
Premiums receivable                                                               5,141          3,540
Prepaid reinsurance                                                              18,489         13,171
Other assets                                                                      6,424          3,428
------------------------------------------------------------------------------------------------------
   Total assets                                                           $     394,315        343,133
======================================================================================================

                                 LIABILITIES AND STOCKHOLDER'S EQUITY
                                 ------------------------------------
Liabilities:

Unearned premiums                                                         $      68,262         45,767
Reserve for losses and loss adjustment expenses                                  10,985          6,548
Ceded reinsurance                                                                 1,738          2,469
Accounts payable and other accrued expenses                                       8,019         10,844
Current income taxes                                                                679            136
Deferred income taxes                                                            15,139         11,303
------------------------------------------------------------------------------------------------------
   Total liabilities                                                            104,822         77,067
------------------------------------------------------------------------------------------------------
Stockholder's Equity:

Common stock - $1.00 par value per share; 15,000,000 shares are
authorized, issued and outstanding at December 31, 1996 and 1995                 15,000         15,000
Additional paid-in capital                                                      208,475        205,808
Unrealized appreciation on investments, net of tax                                1,970          3,286
Retained earnings                                                                64,048         41,972
------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                                   289,493        266,066
------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                             $     394,315        343,133
======================================================================================================

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                             (Dollars in thousands)


                                                 Year Ended         Year Ended           Year Ended
                                          December 31, 1996   December 31,1995    December 31, 1994
-----------------------------------------------------------------------------------------------------
Revenues:
Direct premiums written                         $    71,752             56,541               43,598
Assumed premiums written                              1,086                935                1,064
Ceded premiums written                              (15,104)           (15,992)             (11,069)
-----------------------------------------------------------------------------------------------------
   Net premiums written                              57,734             41,484               33,593
Increase in unearned premiums                       (17,177)           (12,242)             (10,490)
-----------------------------------------------------------------------------------------------------
   Net premiums earned                               40,557             29,242               23,103
Net investment income                                16,992             11,953               10,072
Net realized capital gains                              236              1,301                   92
Other income                                            146              2,273                  120
-----------------------------------------------------------------------------------------------------
   Total revenues                                    57,931             44,769               33,387
-----------------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses                   4,815              3,141                1,429
Underwriting and operating expenses                  14,613             13,808               11,833
Policy acquisition costs                              7,824              7,203                4,529
-----------------------------------------------------------------------------------------------------
   Total expenses                                    27,252             24,152               17,791
-----------------------------------------------------------------------------------------------------
   Income before income taxes                        30,679             20,617               15,596
-----------------------------------------------------------------------------------------------------

Income Taxes:
Current income tax                                    5,235              2,113                  865
Deferred income tax                                   3,368              3,102                2,843
-----------------------------------------------------------------------------------------------------
   Total income taxes                                 8,603              5,215                3,708
-----------------------------------------------------------------------------------------------------

   Net Income                                   $    22,076             15,402               11,888
=====================================================================================================

                 See accompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                      Statements of Stockholder's Equity
                            (Dollars in thousands)


                                                      Year Ended          Year Ended           Year Ended
                                               December 31, 1996   December 31, 1995    December 31, 1994
---------------------------------------------------------------------------------------------------------
Common stock:
Balance at beginning of year                         $    15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                 15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------

Additional paid-in capital:
Balance at beginning of year                             205,808             146,808             146,808
Capital contribution                                       2,667              59,000                   -
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                208,475             205,808             146,808
---------------------------------------------------------------------------------------------------------

Unrealized appreciation (depreciation)
on investments, net of tax:
Balance at beginning of year                               3,286              (5,499)              3,600
Unrealized appreciation (depreciation)
on investments                                            (1,316)              8,785              (9,099)
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                  1,970               3,286              (5,499)
---------------------------------------------------------------------------------------------------------

Retained earnings:
Balance at beginning of year                              41,972              26,570              14,682
Net income                                                22,076              15,402              11,888
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                 64,048              41,972              26,570
---------------------------------------------------------------------------------------------------------

   Total stockholder's equity                        $   289,493             266,066             182,879
=========================================================================================================

                See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                              (Dollar in thousands)


                                                       Year Ended          Year Ended          Year Ended
                                                December 31, 1996   December 31, 1995   December 31, 1994
----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:

Net income                                            $    22,076              15,402              11,888
----------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
  Reserve for losses and loss adjustment expenses           4,437               1,357               1,429
  Unearned premiums, net                                   22,496              19,862              15,843
  Deferred acquisition costs                              (10,218)            (10,302)             (9,611)
  Premiums receivable                                      (1,601)               (161)             (2,103)
  Accrued investment income                                  (671)               (390)               (848)
  Income taxes payable                                      3,911               3,621               2,611
  Net realized capital gains                                 (236)             (1,301)                (92)
  Accounts payable and other accrued expenses               1,020                 472               3,726
  Prepaid reinsurance                                      (5,318)             (7,620)             (5,352)
  Other, net                                               (3,396)                992                 689
----------------------------------------------------------------------------------------------------------
       Total adjustments                                   10,424               6,530               6,292
----------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                32,500              21,932              18,180
----------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchases of investments                               (199,989)           (158,830)            (77,980)
  Proceeds from sales of investments                       57,210              49,354              39,967
  Proceeds from maturities of investments                 110,306              28,803              19,665
----------------------------------------------------------------------------------------------------------
  Net cash used in investing activities                   (32,473)            (80,673)            (18,348)
----------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Capital contribution                                          -              59,000                   -
----------------------------------------------------------------------------------------------------------
  Net cash provided by financing activities                     -              59,000                   -
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                27                 259                (168)
Cash balance at beginning of year                             344                  85                 253
----------------------------------------------------------------------------------------------------------
  Cash balance at end of year                         $       371                 344                  85
==========================================================================================================
Supplemental disclosure of cash flow information:

Income taxes paid                                     $     4,525               1,450               1,063
==========================================================================================================



                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements
                           December 31, 1996 and 1995



1)   Background

     Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York- domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset- backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.


2)   Significant Accounting Policies

     Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

     a)   Basis of Presentation

          The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

     b)   Investments

          As of December 31, 1996 and 1995, all of the Company's securities have been classified as available-for-sale. Available-for-sale securities are recorded at fair value. Fair value is generally based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

     Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

c)   Premium Revenue Recognition

     Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the years ended December 31, 1996 and 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

d)   Deferred Acquisition Costs

     Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

e)   Reserve for Losses and Loss Adjustment Expenses

     The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve ("SLR") and a case basis loss reserve. The SLR is established for expected levels of losses resulting from credit failures on currently insured issues and reflects the estimated portion of earned premiums required to cover those losses.

     A case basis loss reserve is established for insured obligations when, in the judgment of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. Case basis loss reserves may be allocated from any SLR outstanding at the time the case basis reserves are established.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     Management believes that the current level of reserves is adequate to cover the ultimate net cost of claims and the related expenses with respect to financial guarantees issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving estimates and subjective judgments by management, and therefore there can be no assurance that ultimate losses in CapMAC's insured portfolio will not exceed the current estimate of loss reserves.

f)   Depreciation

     Leasehold improvements, furniture, fixtures and electronic data processing equipment are being amortized or depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

g)   Income Taxes

     Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


3)   Insured Portfolio

     At December 31, 1996 and 1995, the principal amount of financial obligations insured by CapMAC was $24.5 billion and $16.9 billion, respectively, and net of reinsurance (net principal outstanding), was $19.7 billion and $12.6 billion, respectively, with a weighted average life of
     6.4 years and 6.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1996 and 1995, the statutory qualified capital was approximately $260 million and $240 million, respectively.


                                                                Net Principal Outstanding
                                                  December 31, 1996                   December 31, 1995
                                           ------------------------------       -----------------------------
Type of Obligations Insured ($ in millions)        Amount               %               Amount              %
-------------------------------------------------------------------------------------------------------------
Consumer receivables                             $ 10,362            52.8             $  6,959           55.1
Trade and other corporate
obligations                                         8,479            43.1                4,912           38.9
Municipal/government obligations                      814             4.1                  757            6.0
-------------------------------------------------------------------------------------------------------------
   Total                                         $ 19,655           100.0             $ 12,628          100.0
=============================================================================================================



     At December 31, 1996 and 1995, the principal and interest amount of financial obligations insured by CapMAC was $29.8 billion and $20.3 billion, respectively, and net of reinsurance (net principal and interest outstanding) was $23.3 billion and $15.1 billion, respectively. At December 31, 1996, approximately 93% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

     During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

     The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

                                       Year Ended                    Year Ended                   Year Ended
                                December 31, 1996             December 31, 1995            December 31, 1994
                         ------------------------      ------------------------     ------------------------
                                             % of                          % of                         % of
                                         Revenues                      Revenues                     Revenues
                         ------------------------      ------------------------     ------------------------
Citicorp                                    14.5                          15.2                         16.3

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


4)   Investments

     The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1996 and 1995 were as follows ($ in thousands):


December 31, 1996
-----------------------------------------------------------------------------------------------------
                                                                    Gross         Gross     Estimated
                                                   Amortized   Unrealized    Unrealized          Fair
Securities Available-for-sale                           Cost        Gains        Losses         Value
-----------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $      4,059           10             -         4,069
Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                         109,436          265         1,160       108,541
Obligations of states, municipalities
and political subdivisions                           177,811        4,602           555       181,858
Corporate and asset-backed
securities                                            20,365           23           153        20,235
-----------------------------------------------------------------------------------------------------
   Total                                        $    311,671        4,900         1,868       314,703
=====================================================================================================
December 31, 1995
-----------------------------------------------------------------------------------------------------
                                                                    Gross         Gross     Estimated
                                                   Amortized   Unrealized    Unrealized          Fair
Securities Available-for-sale                           Cost        Gains        Losses         Value
-----------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $      4,153           55             -         4,208
Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                         100,628          313            79       100,862
Obligations of states, municipalities
and political subdivisions                           166,010        4,809            82       170,737
Corporate and asset-backed
securities                                             8,506           45             6         8,545
-----------------------------------------------------------------------------------------------------
   Total                                        $    279,297        5,222           167       284,352
=====================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 by contractual maturity are shown below ($ in thousands):


December 31, 1996
-----------------------------------------------------------------------------
                                             Amortized              Estimated
Securities Available-for-sale                     Cost             Fair Value
-----------------------------------------------------------------------------
Due in one year or less                    $    11,627                 11,644
Due after one year through five years           31,821                 32,815
Due after five years through ten years          76,450                 78,200
Due after ten years                             82,337                 83,503
-----------------------------------------------------------------------------
     Sub-total                                 202,235                206,162
Mortgage-backed securities                     109,436                108,541
-----------------------------------------------------------------------------
         Total                             $   311,671                314,703
=============================================================================

Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

Proceeds from sales of investment securities were approximately $57.2 million, $49.3 million and $39.9 million in 1996, 1995 and 1994, respectively. Gross realized capital gains of $772,000, $1,320,000 and $714,000, and gross realized capital losses of $536,000, $19,000 and $622,000 were realized on those sales for the years ended December 31, 1996, 1995 and 1994, respectively.

Investments include bonds having a fair value of approximately $3,884,000 and $3,985,000 which are on deposit at December 31, 1996 and 1995, respectively, with state regulators as required by law.

Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:


                                    Year Ended             Year Ended              Year Ended
$ in thousands               December 31, 1996      December 31, 1995       December 31, 1994
---------------------------------------------------------------------------------------------
Bonds                                 $ 15,726                 11,105                   9,193
Short-term investments                   1,534                  1,245                     484
Mutual funds                                 -                   (162)                    579
Investment expenses                       (268)                  (235)                   (184)
---------------------------------------------------------------------------------------------
  Total                               $ 16,992                 11,953                  10,072
=============================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     The change in unrealized appreciation (depreciation) on available-for-sale securities is included as a separate component of stockholder's equity as shown below:


                                                           Year  Ended               Year Ended
$ in thousands                                       December 31, 1996        December 31, 1995
-----------------------------------------------------------------------------------------------
Balance at beginning of year                                $    3,286                   (5,499)
Change in unrealized (depreciation) appreciation                (2,024)                  13,386
Income tax effect                                                  708                   (4,601)
-----------------------------------------------------------------------------------------------
Net change                                                      (1,316)                   8,785
-----------------------------------------------------------------------------------------------
 Balance at end of year                                     $    1,970                    3,286
===============================================================================================

     No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 2% of stockholder's equity as of December 31, 1996 and 1995, respectively.

5)   Deferred Acquisition Costs

     The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                                Year Ended            Year Ended          Year  Ended
$ in thousands                           December 31, 1996     December 31, 1995    December 31, 1994
-----------------------------------------------------------------------------------------------------
Balance at beginning of year                $       35,162                24,860               15,249
Additions                                           18,042                17,505               14,140
Amortization (policy
acquisition costs)                                  (7,824)               (7,203)              (4,529)
-----------------------------------------------------------------------------------------------------
 Balance at end of year                     $       45,380                35,162               24,860
=====================================================================================================

6)   Employee Benefits

     CapMAC has a service agreement with CapMAC Financial Services, Inc. ("CFS"). Under the service agreement, CFS has agreed to provide various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS a fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,374,000, $13,484,000 and $11,081,000 in 1996, 1995 and 1994, respectively.

     The Company, through CFS, maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award. For the years ended December 31, 1996, 1995 and 1994, the Company had provided approximately $8,810,000, $7,804,000 and $5,253,000, respectively, for the plan. CFS also provides health and welfare benefits to substantially all of its employees. The Company incurred $551,943, $598,530, and $562,508 of expense for the years ended December 31, 1996, 1995 and 1994, respectively, for such plan. The Company also has a defined contribution retirement plan which allows participants to make voluntary contributions by salary reduction pursuant to section 401 (k) of the Internal Revenue Code. The Company provides for the administrative cost for the 401 (k) plan.

                     Capital Markets Assurance Corporation
                          Notes to Financial Statements



     On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. During 1995 and 1994, the expense was $1.3 million and $0.1 million, respectively. During 1996, Holdings assumed the liability of $3.7 million less the related deferred tax asset of $1.1 million as capital contribution. The cash amount is held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December 2000.


7)   Employee Stock Ownership Plan

     Holdings maintains an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). Compensation expense related to the ESOP and allocated to CapMAC was approximately $2,764,000, $2,087,000 and $2,086,000 for the years ended December 31, 1996, 1995 and
     1994, respectively.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


8)   Reserve for Losses and Loss Adjustment Expenses

     The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

     In 1995, CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

     The following is a summary of the activity in the case basis loss reserve account and the components of the reserve for losses and loss adjustment expenses ($ in thousands):

                                                                  1996        1995           1994
-------------------------------------------------------------------------------------------------
Case basis loss reserve:

Net balance at January 1                                     $     620           -              -
-------------------------------------------------------------------------------------------------
Incurred related to:
   Current year                                                      -       2,473              -
   Prior years                                                       -           -              -
-------------------------------------------------------------------------------------------------
Total incurred                                                       -       2,473              -
-------------------------------------------------------------------------------------------------
Paid related to:
   Current year                                                      -       1,853              -
   Prior years                                                     309           -              -
-------------------------------------------------------------------------------------------------
Total paid                                                         309       1,853              -
-------------------------------------------------------------------------------------------------
Net balance at December 31                                         311         620              -
Reinsurance recoverable                                              -          69              -
-------------------------------------------------------------------------------------------------
Gross balance at December 31                                       311         689              -
-------------------------------------------------------------------------------------------------
Supplemental loss reserve
Balance at January 1                                             5,859       5,191          3,762
-------------------------------------------------------------------------------------------------
   Additions to supplemental loss reserve                        4,815       3,141          1,429
   Allocated to case basis reserve                                   -      (2,473)             -
-------------------------------------------------------------------------------------------------
Balance at December 31                                          10,674       5,859          5,191
-------------------------------------------------------------------------------------------------
Total reserve for losses and loss adjustment
expenses                                                     $  10,985       6,548          5,191
=================================================================================================

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


9)   Income Taxes

     Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

     Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1996 and 1995 and 34% in 1994:


                                                Year Ended            Year Ended          Year  Ended
                                         December 31, 1996     December 31, 1995    December 31, 1994
$ in thousands                            Amount         %      Amount         %    Amount          %
-----------------------------------------------------------------------------------------------------
Expected tax expense computed
at the statutory rate                  $  10,738      35.0      $7,216      35.0    $5,303       34.0
Increase (decrease) in tax
resulting from:
   Tax-exempt interest                    (2,916)     (9.5)     (2,335)    (11.3)   (1,646)     (10.6)
   Other, net                                781       2.5         334       1.6        51        0.4
-----------------------------------------------------------------------------------------------------
       Total income tax expense        $   8,603      28.0      $5,215      25.3    $3,708       23.8
=====================================================================================================

     The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:


$ in thousands                                   December 31, 1996      December 31, 1995
-----------------------------------------------------------------------------------------
Deferred tax assets:
Deferred compensation                                   $      200                  1,901
Losses and loss adjustment expenses                          1,527                  1,002
Unearned premiums                                              866                    852
Other, net                                                      96                     98
-----------------------------------------------------------------------------------------
  Total gross deferred tax assets                            2,689                  3,853
-----------------------------------------------------------------------------------------
Deferred tax liabilities:
Deferred acquisition costs                                  15,883                 12,307
Unrealized capital gains on investments                      1,061                  1,769
Other, net                                                     884                  1,080
-----------------------------------------------------------------------------------------
   Total gross deferred tax liabilities                     17,828                 15,156
-----------------------------------------------------------------------------------------
   Net deferred tax liability                           $   15,139                 11,303
=========================================================================================

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


10)  Insurance Regulatory Restrictions

     CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1996, 1995 and 1994. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1996 and 1995 was approximately $193,726,000 and $195,018,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $18,737,000, $9,000,000 and $4,543,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.


11)  Commitments and Contingencies

     The Company's lease agreement for the space occupied in New York expires on November 20, 2008. CapMAC has a lease agreement for its London office, which expires on October 1, 2002. As of December 31, 1996, future minimum payments under the lease agreements are as follows:


     $ in thousands                                                    Payment
     -------------------------------------------------------------------------
     1997                                                           $    2,647
     1998                                                                2,715
     1999                                                                3,077
     2000                                                                3,152
     2001 and thereafter                                                28,660
     -------------------------------------------------------------------------
        Total                                                       $   40,251
     =========================================================================

     Rent expense, commercial rent taxes and electricity for the years ended December 31, 1996, 1995 and 1994 amounted to $1,618,000, $1,939,000 and
     $2,243,000, respectively.

     CapMAC has available a $150,000,000 standby corporate liquidity facility (the "Liquidity Facility") scheduled to terminate in September 1999. The Liquidity Facility is provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. There have been no draws under the Liquidity Facility.

     CapMAC has agreed to make an investment of 50 million French Francs (approximately $10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. This investment is anticipated to be made in 1997.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements



12)  Reinsurance

     In the ordinary course of business, CapMAC cedes exposure under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis, primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.


     The effect of reinsurance on premiums written and earned was as follows:

                                                    Years Ended December 31
                                    1996                      1995                     1994
                          ------------------------   ----------------------   -----------------------
$ in thousands                  Written     Earned      Written      Earned      Written       Earned
-----------------------------------------------------------------------------------------------------
Direct                      $    71,752     48,835       56,541      36,853       43,598       28,561
Assumed                           1,086      1,508          935         761        1,064          258
Ceded                           (15,104)    (9,786)     (15,992)     (8,372)     (11,069)      (5,716)
-----------------------------------------------------------------------------------------------------
Net premiums                $    57,734     40,557       41,484      29,242       33,593       23,103
=====================================================================================================

     The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. A contingent liability exists with respect to the aforementioned reinsurance arrangements, which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1996 and 1995, CapMAC had ceded loss reserves of $0 and $69,000, respectively, and had ceded unearned premiums of $18,489,000 and $13,171,000, respectively.

     In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

     The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. For the 1996 policy year, the agreement provides $7 million of loss coverage in excess of the premium deposit amount of $5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     In addition to its capital (including statutory contingency reserves), CapMAC has other reinsurance available to pay claims under its insurance contracts. Effective November 30, 1995, CapMAC entered into a Stop-loss Reinsurance Agreement with Mitsui Marine and Fire Insurance Co. (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine and Fire Insurance Co. ("Mitsui") will be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances. Effective January 1, 1997 the stop-loss reinsurance coverage increased to $75 million in excess of incurred losses of $150 million increasing annually based on increases in CapMAC's statutory qualified capital. The new stop-loss reinsurance is provided by Mitsui, AXA Re Finance S.A. ("AXA Re") and Munchener Ruckversicherungs-Gesellschaft ("Munich Re").

     On November 30, 1995, CapMAC canceled the quota share reinsurance agreement with Winterthur Swiss Insurance Company ("Winterthur") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur on January 1, 1996. In connection with the commutation, Winterthur returned $2.0 million of unearned premiums, net of ceding commission and Federal excise tax.


13)  Disclosures About Fair Value of Financial Instruments

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. The fair value amounts were determined by the Company using independent market information when available, and appropriate valuation methodologies when market information was not available. Such valuation methodologies require significant judgment and are not necessarily indicative of the amount the Company could recognize in a current market exchange.

                                                        December 31, 1996            December 31, 1995
                                                     Carrying      Estimated      Carrying      Estimated
     $ in thousands                                    Amount     Fair Value        Amount     Fair Value
     ----------------------------------------------------------------------------------------------------
     Financial Assets:
     Available-for-sale securities               $    314,703        314,703       284,352        284,352
     ----------------------------------------------------------------------------------------------------
     Off-Balance-Sheet Instruments:
     Financial guarantees outstanding            $          -        219,989             -        147,840
        Less: ceding commission                             -         65,997             -         44,352
     ----------------------------------------------------------------------------------------------------
     Net financial guarantees outstanding        $          -        153,992                      103,488
     ====================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

     Available-for-sale Securities

     The fair values of fixed maturities are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

     Financial Guarantees Outstanding

     The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1996 and 1995. The amount calculated is assumed to be equivalent to the consideration that would be paid by CapMAC under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of future installment revenue actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue earnings due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a material net reduction in the future installment revenue.


14)  Capitalization

     In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an initial public offering and private placements were contributed to CapMAC.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1997

                                   (Unaudited)

              Capital Markets Assurance Corporation and Subsidiary
                           Consolidated Balance Sheets
                             (Dollars in thousands)

                                                      ASSETS
                                                      ------
                                                                    June 30, 1997
                                                                      (Unaudited)      December 31,1996
-------------------------------------------------------------------------------------------------------
Investments:
Bonds at fair value (amortized cost $307,166 at June 30,
1997 and $294,861 at December 31, 1996)                                 $ 307,821               297,893
Short-term investments (at amortized cost which
approximates fair value)                                                   17,053                16,810
-------------------------------------------------------------------------------------------------------
   Total investments                                                      324,874               314,703
-------------------------------------------------------------------------------------------------------
Cash                                                                        4,506                   371

Accrued investment income                                                   3,835                 3,807

Deferred acquisition costs                                                 50,327                45,380

Premiums receivable                                                         5,826                 5,141

Prepaid reinsurance                                                        20,787                18,489

Other assets                                                               10,464                 6,424
-------------------------------------------------------------------------------------------------------
   Total assets                                                         $ 420,619               394,315
=======================================================================================================

                                 LIABILITIES AND STOCKHOLDER'S EQUITY
                                 ------------------------------------
Liabilities:

Unearned premiums                                                       $  71,800                68,262

Reserve for losses and loss adjustment expenses                            13,861                10,985

Ceded reinsurance                                                           2,766                 1,738

Accounts payable and other accrued expenses                                14,433                 8,019

Current income taxes                                                          203                   679

Deferred income taxes                                                      15,700                15,139
-------------------------------------------------------------------------------------------------------
   Total liabilities                                                      118,763               104,822
-------------------------------------------------------------------------------------------------------
Stockholder's Equity:

Common stock - $1.00 par value per share; 15,000,000
shares are authorized, issued and outstanding at June 30,
1997 and December 31, 1996                                                 15,000                15,000

Additional paid-in capital                                                208,475               208,475

Unrealized appreciation on investments, net of tax                            425                 1,970

Retained earnings                                                          77,956                64,048
-------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                             301,856               289,493
-------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                           $ 420,619               394,315
=======================================================================================================


          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary
                        Consolidated Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)


                                                        Three Months Ended          Six Months Ended
                                                              June 30                    June 30
                                                          1997          1996           1997        1996
-------------------------------------------------------------------------------------------------------------
Revenues:
Direct premiums written                               $   18,726        18,622         35,180       32,777
Assumed premiums written                                     655           150            916        1,024
Ceded premiums written                                    (6,272)       (5,103)       (10,621)      (7,013)
-------------------------------------------------------------------------------------------------------------
  Net premiums written                                    13,109        13,669         25,475       26,788
Increase in unearned premiums                               (877)       (3,681)        (1,240)      (7,972)
-------------------------------------------------------------------------------------------------------------
 Net premiums earned                                      12,232         9,988         24,235       18,816
Net investment income                                      4,684         4,112          9,386        7,989
Net realized capital gains                                   506            19          2,549          168
Other income                                                  45            25             88           79
-------------------------------------------------------------------------------------------------------------
  Total revenues                                          17,467        14,144         36,258       27,052
-------------------------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses                        1,333         1,109          2,876        2,184
Underwriting and operating expenses                        4,208         3,385          8,879        7,362
Policy acquisition costs                                   2,472         2,059          5,053        4,123
-------------------------------------------------------------------------------------------------------------
  Total expenses                                           8,013         6,553         16,808       13,669
-------------------------------------------------------------------------------------------------------------
  Income before income taxes                               9,454         7,591         19,450       13,383
-------------------------------------------------------------------------------------------------------------

Income Taxes:
Current income tax                                         2,277         1,316          4,150        1,981
Deferred income tax                                          473         1,148          1,392        1,971
-------------------------------------------------------------------------------------------------------------
  Total income taxes                                       2,750         2,464          5,542        3,952
-------------------------------------------------------------------------------------------------------------

  Net Income                                          $    6,704         5,127         13,908        9,431
=============================================================================================================

          See accompanying notes to consolidated financial statements.

             Capital Markets Assurance Corporation and Subsidiary
                Consolidated Statement of Stockholder's Equity
                                  (Unaudited)
                            (Dollars in thousands)

                                                                                     Six Months Ended
                                                                                        June 30, 1997
--------------------------------------------------------------------------------------------------------
Common stock:
Balance at beginning of period                                                             $   15,000
--------------------------------------------------------------------------------------------------------
   Balance at end of period                                                                    15,000
--------------------------------------------------------------------------------------------------------

Additional paid-in capital:
Balance at beginning of period                                                                208,475
--------------------------------------------------------------------------------------------------------
   Balance at end of period                                                                   208,475
--------------------------------------------------------------------------------------------------------
Unrealized appreciation (depreciation)
on investments, net of tax:
Balance at beginning of period                                                                  1,970
Unrealized depreciation on investments                                                         (1,545)
--------------------------------------------------------------------------------------------------------
   Balance at end of period                                                                       425
--------------------------------------------------------------------------------------------------------

Retained earnings:
Balance at beginning of period                                                                 64,048
Net income                                                                                     13,908
--------------------------------------------------------------------------------------------------------
   Balance at end of period                                                                    77,956
--------------------------------------------------------------------------------------------------------

   Total stockholder's equity                                                              $  301,856
========================================================================================================

          See accompanying notes to consolidated financial statements.

             Capital Markets Assurance Corporation and Subsidiary
                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                            (Dollars in thousands)


                                                                     Six Months Ended      Six Months Ended
                                                                        June 30, 1997         June 30, 1996
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                              $      13,908                 9,431
-------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
   Reserve for losses and loss adjustment expenses                              2,876                 1,821
   Unearned premiums, net                                                       3,538                10,977
   Deferred acquisition costs                                                  (4,947)               (4,742)
   Premiums receivable                                                           (685)                  308
   Accrued investment income                                                      (28)                 (579)
   Income taxes payable                                                           916                 2,113
   Net realized capital gains                                                  (2,549)                 (168)
   Accounts payable and other accrued expenses                                  6,414                 2,581
   Prepaid reinsurance                                                         (2,298)               (3,004)
   Other, net                                                                  (2,765)                 (183)
-------------------------------------------------------------------------------------------------------------
         Total adjustments                                                        472                 9,124
-------------------------------------------------------------------------------------------------------------
   Net cash provided by operating activities                                   14,380                18,555
-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Purchases of investments                                                     (112,743)             (121,115)
Proceeds from sales of investments                                             74,768                19,875
Proceeds from maturities of investments                                        27,730                82,800
-------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                                      (10,245)              (18,440)
-------------------------------------------------------------------------------------------------------------
Net increase in cash                                                            4,135                   115
Cash balance at beginning of period                                               371                   344
-------------------------------------------------------------------------------------------------------------
   Cash balance at end of period                                        $       4,506                   459
=============================================================================================================
Supplemental disclosures of cash flow
information:
Income taxes paid                                                       $       4,550                 1,725
Tax and loss bonds purchased                                            $          76                   112
=============================================================================================================


         See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary Notes to Unaudited Consolidated Financial Statements
                                  June 30, 1997


1.   Background

     Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

     CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.   Basis of Presentation

     CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

3.   Reclassifications

     Certain prior period balances have been reclassified to conform to the current period presentation.